# SKY PETROLEUM, INC.

## RESIGNATION OF OFFICER

June 3, 2008

To the Board of Directors, Secretary and Shareholders of
Sky Petroleum, Inc.

Dear Sirs and Madames:

I hereby tender my resignation, effective June 30, 2008, as Chief Financial Officer of Sky Petroleum, Inc. (the "***Company***"). I hereby confirm that my resignation from my position as Chief Financial Officer of the Company is in no way the result of any disputes, claims, or issues with the Company or its management.

I irrevocably confirm that I have no claims against the Company for compensation for loss of office, redundancy, unfair dismissal, breach of contract, or otherwise in respect of or arising out of my position as Chief Financial Officer to the Company or in respect of or arising out of my ceasing to be Chief Financial Officer to the Company. I irrevocably release the Company from any and all claims which I have or might have against it in this regard. I further confirm that the Company is in no any way obligated or indebted to me in connection with my position as Chief Financial Officer to the Company.

I understand and acknowledge that I hereby relinquish all authority incumbent with the office of Chief Financial Officer to the Company.

Sincerely,

Hilda Kouvelis

Hilda Kouvelis